UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2014

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Church Street

New Haven, Connecticut 06506

(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 499-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.   Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On March 2, 2014, UIL Holdings Corporation, a Connecticut corporation (“UIL Holdings”), WGP Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of UIL Holdings (“Buyer”), and The City of Philadelphia, a corporation and body politic and political subdivision of the Commonwealth of Pennsylvania (“Seller”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which Buyer will acquire assets and certain liabilities of Philadelphia Gas Works (“PGW”), the United States’ largest municipally-owned natural gas utility, for (i) an initial purchase price of $1.86 billion, subject to adjustment, and (ii) the assumption by Buyer at closing of certain liabilities of Seller (such asset purchase, the “Transaction”). Pursuant to the Asset Purchase Agreement and upon the consummation of the Transaction (the “Closing”), Buyer will acquire the natural gas supply, distribution, liquefaction and vaporization business and operations, including gas line and equipment repair and maintenance, and historical gas manufacture and applicable sales, of PGW (the “PGW Operations”).

The Closing is subject to the satisfaction or waiver of certain customary and other closing conditions for transactions of this type, including approvals from the Philadelphia City Council and the Pennsylvania Public Utility Commission. Subject to certain limitations, UIL Holdings and Buyer, on the one hand, and Seller, on the other hand, have agreed to indemnify the other for breaches of representations, warranties and covenants and other specified matters.

The Asset Purchase Agreement contains representations and warranties customary for transactions of this type. Seller has also agreed to various customary covenants and agreements, including Seller covenants (1) to conduct its business in the ordinary course consistent with past practice during the period between the execution of the Asset Purchase Agreement and the Closing, (2) not to engage in certain kinds of transactions during this period, (3) to use a portion of the proceeds of the Transaction to defease all outstanding bonds of Seller that are payable from the revenues of the PGW Operations and (4) not solicit any inquiries or proposals, or enter into discussions, relating to the disposition of any portion of the PGW Operations. Buyer covenants to (1) submit an economic opportunity plan to the City of Philadelphia promptly following the Closing, (2) to establish an advisory board for the PGW Operations, consisting of a substantial majority of members whom shall be resident in the City of Philadelphia and (3) increase the size of its board of directors by one and appoint to the board a person resident in the City of Philadelphia after consultation with Seller. In connection with the Transaction, Buyer has also committed to maintain for three years certain base rates and discount programs currently mandated by the Pennsylvania Public Utility Commission, and to maintain the headquarters of the PGW Operations in Philadelphia for three years. UIL Holdings has also committed to establish dual headquarters in New Haven and Philadelphia.

The Asset Purchase Agreement also contains customary provisions governing circumstances under which Seller or Buyer may terminate the Asset Purchase Agreement (including the right of Buyer or Seller, as the case may be, to terminate the Asset Purchase Agreement if the transactions contemplated therein have not been consummated prior to March 31, 2015, provided that, subject in each case to the satisfaction of certain conditions, either Seller or Buyer may extend the Asset Purchase Agreement for one month and, thereafter, Buyer may extend the Asset Purchase Agreement for two additional months on a month-to-month basis). Buyer may terminate the Asset Purchase Agreement if the Philadelphia City Council has not enacted an ordinance approving the Transaction by July 15, 2014, and the Asset Purchase Agreement will terminate automatically on December 31, 2014 if the Philadelphia City Council has not enacted an ordinance approving the Transaction. UIL Holdings and Buyer expect to finance the Transaction from cash on hand and borrowings under the Bridge Facility (defined below).

Pursuant to the Asset Purchase Agreement, the parties to the Transaction agree that each individual who is an employee of PGW, Philadelphia Facilities Management Corporation or the Philadelphia Gas Commission as of the Closing (each, an “Employee”) will be offered employment by Buyer at a level of base pay at least equal to such Employee’s base pay in effect immediately prior to the Closing and with benefits that, together with wages, are in the aggregate substantially comparable to the aggregate benefits and wages in effect for such Employee immediately prior to the Closing. For three years following the Closing, Buyer will not institute layoffs and will employ at least 1,350 employees in the City of Philadelphia. Buyer also agrees to provide a mirror pension plan and benefits for Employees on the same terms as under current Seller pension and benefit plans until at least May 15, 2015, and also agrees to maintain certain other post-employment benefits pursuant to Seller’s plan for all plan participants eligible for benefits on or before May 15, 2015.

Following the Closing, which is expected to occur by the first quarter of 2015, the PGW Operations will be owned by Buyer or another wholly-owned subsidiary of UIL Holdings.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference. The schedules to the Asset Purchase Agreement have been omitted from the attached Exhibit 2.1. UIL Holdings shall furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Bridge Facility

In connection with the Asset Purchase Agreement, on March 2, 2014, UIL Holdings entered into a commitment letter (the “Commitment Letter”) with Morgan Stanley Senior Funding, Inc. for a 364-day senior unsecured bridge term loan facility (the “Bridge Facility”) in an aggregate principal amount of up to $1.9 billion for the purposes of financing the Transaction and the fees and expenses in connection therewith, on the terms and subject to the conditions set forth in the Commitment Letter. UIL Holdings and Buyer will be borrowers under the Bridge Facility, and severally liable for their respective borrowings. Buyer may borrow up to 50% of the amounts available under the Bridge Facility. Any undrawn commitments under the Bridge Facility will automatically be terminated on the date of the Closing. The Bridge Facility will be subject to representations, warranties and covenants that are substantially similar to UIL Holdings’ existing revolving credit agreement, which was previously filed as Exhibit 4.12 to UIL Holdings’ Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2011 (the “Existing Credit Agreement”). The Bridge Facility will be subject to limited conditions, including the execution and delivery by UIL Holdings and Buyer of definitive documentation consistent with the Commitment Letter, consummation of the Transaction in accordance with the terms of the Asset Purchase Agreement, the absence of an event or condition that has resulted or would be reasonably likely to result in a material adverse effect on the PGW operations, the absence of certain defaults or events of default, and other customary conditions. Under the terms of the Commitment Letter, each borrower under the Bridge Facility will be required to maintain a maximum ratio of Consolidated Debt to Consolidated Capital (as such terms are defined in the Existing Credit Agreement) of 0.77 to 1.00 as of the last day of each March, June, September and December until the last day of the second full fiscal quarter of UIL Holdings following the Closing, and 0.65 to 1.00 thereafter (the current ratio provided for in the Existing Credit Agreement). In connection with the Closing, UIL Holdings expects to replace the Existing Credit Agreement.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, which will be filed as an exhibit in accordance with the rules and regulations of the Securities and Exchange Commission.

Section 2 — Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Bridge Facility” in Item 1.01 in this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Section 7 — Regulation FD

Item 7.01.	Regulation FD Disclosure.

On March 3, 2014, UIL Holdings issued a press release announcing the Transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

UIL Holdings will conduct a webcast conference call with financial analysts on Monday, March 3, 2014, beginning at 8:30 a.m. Eastern time. UIL Holdings’ executive management will present an overview of the Transaction followed by a question and answer session. Interested parties, including analysts, investors and the media, may listen live via the internet by logging onto the Investors section of UIL Holdings’ website at http://www.uil.com. Institutional investors can access the call via Thomson Street Events (www.streetevents.com), a password-protected event management site.

A copy of the UIL Holdings’ investor presentation is attached hereto and incorporated by reference into this Item 7.01 as Exhibit 99.2.

UIL Holdings is furnishing the information in this Item 7.01 and in Exhibits 99.1 and 99.2 to comply with Regulation FD. The information contained in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, regardless of any general incorporation language in such filings.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Asset Purchase Agreement, dated as of March 2, 2014, by and among The City of Philadelphia, UIL Holdings Corporation and WGP Acquisition LLC.

99.1	Press Release issued by UIL Holdings Corporation on March 3, 2014 (furnished and not filed for purposes of Item 7.01).

99.2	Investor Presentation (furnished and not filed for purposes of Item 7.01).

Forward-Looking Statements

Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. Such forward-looking statements are based on UIL Holdings’ expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to, general economic conditions, conditions in the debt and equity markets (particularly as they affect the terms on which UIL Holdings and its subsidiaries can issue equity securities and incur borrowings in connection with the acquisition of the PGW Operations), legislative and regulatory changes, changes in demand for electricity, gas and other products and services, unanticipated weather conditions, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, markets, products and services of UIL Holdings’ subsidiaries, The United Illuminating Company, The Southern Connecticut Gas Company, Connecticut Natural Gas Corporation and The Berkshire Gas Company as well as the PGW Operations (including UIL Holdings’ ability to complete the announced acquisition of those operations and achieve related financial, operational and other benefits). The foregoing and other factors are discussed and should be reviewed in our most recent Annual Report on Form 10-K and other subsequent filings with the Securities and Exchange Commission. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION (Registrant)

Date: March 3, 2014	By:	/s/ Steven P. Favuzza
Name: Steven P. Favuzza
Title: Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of March 2, 2014, by and among The City of Philadelphia, UIL Holdings Corporation and WGP Acquisition LLC.

99.1	Press Release issued by UIL Holdings Corporation on March 3, 2014 (furnished and not filed for purposes of Item 7.01).

99.2	Investor Presentation (furnished and not filed for purposes of Item 7.01).